SECURITIES AND EXCHANGE COMMISSION

                       WASHINGTON, D.C.  20549
                            --------------

                              FORM 8-K/A

Current Report Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934.

Date of Report: December 23, 1996

                   AMBASSADORS INTERNATIONAL, INC.
                   -------------------------------
                    (Exact name of the registrant
                    as specified in its charter.)


                               Delaware
                   --------------------------------
                     (State or other jurisdiction
                          of incorporation)


                               0-26420
                   --------------------------------
                       (Commission File Number)


                              91-1688605
                   --------------------------------
                      (IRS Employer I.D. Number)


                    Dwight D. Eisenhower Building
                          110 S. Ferrall St.
                    Spokane, Washington 91101-2203
                   --------------------------------


                            (509) 534-6200
                   --------------------------------
                    Registrant's telephone number,
                         including area code


                                 N/A
                   --------------------------------
                   (Former name or former address,
                     if changed from last report)

                           EXPLANATORY NOTE


The undersigned Registrant hereby amends, as and to the extent set forth below, the following items, financial statements, exhibits or other portions of the Current Report on Form 8-K for an event which occurred on December 23, 1996:

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         This item has not been amended and has been included herein for convenience of reference only.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
         EXHIBITS

         EXHIBIT INDEX

         99.1 Audited consolidated financial statements of Bitterman & Associates, Inc. as of and for the year ended April 30, 1996.

         99.2 Unaudited condensed pro forma combined balance sheet of Ambassadors International, Inc. and Bitterman &
               Associates, Inc. as of December 31, 1996 and condensed pro forma combined statement of operations for the year ended December 31, 1996.

ITEM 2.  Acquisition or Disposition of Assets
---------------------------------------------

On December 23, 1996, Ambassadors International, Inc. ("Ambassadors") completed the acquisition of all of the outstanding shares of Bitterman & Associates, Inc. ("BAI"), pursuant to an Agreement and Plan of Merger by and among Ambassadors, Ambassadors Performance Improvement, Inc., a Delaware corporation and wholly owned subsidiary of Ambassadors ("API"), BAI and Michael H. Bitterman, a 45.48% shareholder in BAI ("Bitterman"). The aggregate purchase price for all outstanding shares in BAI consists of (i) $1,250,000 in cash, which will be paid out of Ambassadors working capital, and (ii) 138,857 shares of Ambassadors' common stock valued at $9.00 per share (the "Ambassadors Shares"). As a consequence of the acquisition, BAI merged with and into API (the "Merger").

BAI, based in Minnesota, is a corporate incentive/performance improvement company. It designs programs for corporations aimed at increasing the performance of their personnel.

In connection with the Merger, Ambassadors entered into a consulting agreement and noncompetition agreement with Bitterman. The consulting agreement and the noncompetition agreement each expire on December 23, 2004. Additionally, Ambassadors agreed to file a registration statement on Form S-3 to register the Ambassadors Shares by September 23, 1997. Bitterman and the other shareholders of BAI further agreed that they will not sell in the aggregate more than 15,000 of the Ambassadors Shares in any month until December 23, 1998.

The Merger is being accounted for as a purchase transaction.

                                                          EXHIBIT 99.1
                                                          ------------
REPORT OF INDEPENDENT ACCOUNTANTS



Board of Directors and Stockholders
Bitterman & Associates, Inc. and Subsidiary
Plymouth, Minnesota


We have audited the accompanying consolidated balance sheet of Bitterman & Associates, Inc. and Subsidiary (the Company) as of
April 30, 1996 and the related consolidated statements of operations, changes in stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.

An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Bitterman & Associates, Inc. and Subsidiary as of April 30, 1996 and the consolidated results of their operations and their cash flows for the year then ended, in conformity with generally accepted accounting principles.

                                  /s/COOPERS & LYBRAND L.L.P.


Spokane, Washington
January 3, 1997

BITTERMAN & ASSOCIATES, INC. AND SUBSIDIARY
Consolidated Balance Sheet
April 30, 1996

                    ASSETS

Current assets:
 Cash and cash equivalents                                     $    3,978
 Accounts receivable                                            1,122,829
 Inventory                                                         95,140
 Investments                                                    2,075,035
 Income taxes receivable                                          130,305
                                                               ----------
     Total current assets                                       3,427,287
                                                               ----------
Property and equipment, net                                       240,996
Deposits and prepaid expenses                                      32,738
Goodwill, net of accumulated amortization of $1,559               185,559
                                                               ----------
     Total assets                                              $3,886,580
                                                               ==========
       LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
 Notes payable                                                 $  166,357
 Accounts payable                                                 566,143
 Advances from customers                                        1,175,679
 Accrued expenses                                                 209,517
 Deferred income taxes                                            285,378
                                                               ----------
     Total current liabilities                                  2,403,074
                                                               ----------
Commitments (Notes 5, 7 and 8)

Stockholder's equity:
 Common stock, no par value, 100,000 shares authorized,
   90,882 shares issued and outstanding                               909
 Unrealized gain on investments, net of deferred icnome
   taxes of $46,142                                                69,214
 Retained earnings                                              1,413,383
                                                               ----------
     Total stockholders' equity                                 1,483,506
                                                               ----------
     Total liabilities and stockholders' equity                $3,886,580
                                                               ==========

The accompanying notes are an integral part of the consolidated financial statements.

BITTERMAN & ASSOCIATES, INC. AND SUBSIDIARY
Consolidated Statement of Operations
for the year ended April 30, 1996




Revenue                                                        $8,846,934
Cost of revenue                                                 5,507,557

Gross profit                                                    3,339,377

Operating expenses:
 Payroll and employee benefits                                  3,002,016
 Selling expenses                                                 285,658
 Occupancy expenses                                               218,241
 Office expenses                                                  261,420
 Depreciation and amortization                                     77,480
 Other                                                             95,615
                                                               ----------
                                                                3,940,430
                                                               ----------
Operating loss                                                   (601,053)
                                                               ----------
Other income (expense):
 Investment income                                                190,743
 Gain on sale of investments                                       31,160
 Interest expense                                                  (6,882)
 Other                                                              1,921
                                                               ----------
                                                                  216,942
                                                               ----------
Loss before income taxes                                         (384,111)
Income tax benefit                                                157,379
                                                               ----------
Net loss                                                       $ (226,732)
                                                               ==========

The accompanying notes are an integral part of the consolidated financial statements.

BITTERMAN & ASSOCIATES, INC. AND SUBSIDIARY
Consolidated Statement of Changes in Stockholders' Equity for the year ended April 30, 1996



                                          Unrealized               Employee Stock
                              Common      Gain on      Retained    Ownership Plan (ESOP)
                              Stock       Investments  Earnings    Guaranteed Note        Total
                              ----------  -----------  ----------  ---------------------  ----------
Balance, April 30, 1995,
 as restated (Note 9)         $      970  $   15,404   $1,803,503      $  (71,509)        $1,748,368
   Redemption and
     retirement of
     common stock                    (61)               (163,388)                           (163,449)
   Payment of contri-
     butions to ESOP
     for note principal
     payments                                                              71,509             71,509
   Change in unrealized
     gain on invest-
     ments                                    53,810                                          53,810
   Net loss                                             (226,732)                           (226,732)
                              ----------  ----------  ----------       ----------         ----------
Balance, April 30, 1996       $      909  $   69,214  $1,413,383       $        0         $1,483,506
                              ==========  ==========  ==========       ==========         ==========


The accompanying notes are an integral part of the consolidated financial statements.

BITTERMAN & ASSOCIATES, INC. AND SUBSIDIARY
Consolidated Statement of Cash Flows
for the year ended April 30, 1996


Cash flows from operating activities:
 Net loss                                                      $ (226,732)
 Adjustments to reconcile net loss to net cash
   used by operating activities:
     Depreciation and amortization                                 77,480
     Loss on disposal of property and equipment                     1,240
     Gain on sale of investments                                  (31,160)
     Deferred income tax benefit                                  (48,982)
     Change in assets and liabilities, net of
       effect of purchase of subsidiary:
         Accounts receivable                                     (247,139)
       Inventory                                                   67,057
       Income taxes receivable                                    (93,268)
       Deposits and prepaid expenses                                6,860
       Accounts payable                                           150,592
       Advances from customers                                   (240,676)
       Accrued expenses                                           (92,687)
                                                               ----------
         Net cash used by operating activities                   (677,415)
                                                               ----------
Cash flows from investing activities:
 Proceeds from sale of investments                              1,295,184
 Purchases of investments                                        (255,452)
 Reinvestment of investment income                               (104,461)
 Proceeds from sale of property and equipment                       5,442
 Purchase of property and equipment                              (113,997)
 Purchase of subsidiary, net of cash received                     (27,582)
                                                               ----------
         Net cash provided by investing activities                799,134
                                                               ----------
Cash flows from financing activities:
 Proceeds from notes payable                                       40,000
 Payments on notes payable                                       (198,469)
 Payments received on note receivable from Employee
   Stock Ownership Trust                                           71,509
 Redemption of common stock                                       (35,500)
                                                               ----------
         Net cash used by financing activities                   (122,460)
                                                               ----------
Net decrease in cash and cash equivalents                            (741)
Cash and cash equivalents, beginning of year                        4,719
                                                               ----------
Cash and cash equivalents, end of year                         $    3,978
                                                               ==========

BITTERMAN & ASSOCIATES, INC. AND SUBSIDIARY
Consolidated Statement of Cash Flows, Continued for the year ended April 30, 1996



Supplemental cash flow information:
 Interest paid                                            $         3,893
 Income taxes paid                                                 25,770
 Income taxes refunded                                             40,900

 Noncash transactions:
   Common stock redeemed through issuance of
     note payable                                                 127,949


The accompanying notes are an integral part of the consolidated financial statements.

BITTERMAN & ASSOCIATES, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

     Organization
     ------------
     Bitterman & Associates, Inc. was established in January 1980 as a premium representative company. The Company is a full-service performance marketing agency serving major corporations by designing and implementing performance marketing programs.

     The Company's participants in its Employee's Stock Ownership Plan own 51.6% of the Company's common stock at April 30, 1996.

     Principles of Consolidation
     ---------------------------
     The consolidated financial statements include the accounts of Bitterman & Associates, Inc. and since December 1995, its wholly owned subsidiary, LaCrosse Travel and Tours, Inc. (the Company). All significant intercompany accounts and transactions have been eliminated in consolidation.

     Estimates
     ---------
     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

     Cash and Cash Equivalents
     -------------------------
     Cash and cash equivalents include money market and demand deposit accounts at several financial institutions and investment brokers. At times, the amounts on deposit may exceed federally insured limits. The Company considers highly liquid investments purchased with a remaining maturity of three months or less to be cash equivalents.

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

     Accounts Receivable
     -------------------
     The Company's sales are concentrated in a limited number of Fortune 500 companies, principally located in the eastern and midwestern United States. Sales to the largest four customers comprised 51% of total revenues for the year ended April 30, 1996, as follows:

                     Customer

                        A                   17%
                        B                   13
                        C                   12
                        D                    9

     At April 30, 1996, one customer represented approximately 41% of total accounts receivable.

     Inventory
     ---------
     Merchandise inventory that is used in connection with the Company's merchandise award programs is stated at the lower of cost as determined by the first-in, first-out method or net realizable value.

     Investments
     -----------
     The Company accounts for its investments in debt and equity securities in accordance with Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities," which requires a company to classify its securities into categories based upon the Company's intent relative to the eventual disposition of the securities.

     The Company has classified its debt and equity securities as available-for-sale. Accordingly, the investments are recorded at market value. Unrealized gains and losses are excluded from operations and reported as a separate component of stockholders' equity, net of deferred income taxes. The Company has a limited partner interest in an investment partnership which is recorded at cost. The partnership holds investments in several foreign and domestic debt and equity securities.

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

     Investments, Continued
     ----------------------
     Realized gains and losses on the sale of investments are recognized on a specific identification basis in the statement of operations in the period the investments are sold.

     Property and Equipment
     ----------------------
     Property and equipment are stated at cost. Cost of maintenance and repairs which do not improve or extend the lives of the respective assets are expensed currently. Major additions and betterments are capitalized. Depreciation and amortization are provided over the lesser of the estimated useful lives of the respective assets or the lease term (including extensions), using the straight-line method.

     When property and equipment are sold or retired, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is recognized in operations.

     Goodwill
     --------
     Goodwill recorded in connection with the Company's acquisition of its subsidiary is being amortized using the straight-line method over 10 years.

     Revenue Recognition
     -------------------
     The Company recognizes revenue from the sale of merchandise, printing and administration of customer incentive programs. The Company issues certificates for the redemption of merchandise related to customer incentive programs. Depending on the type of program, the Company is paid for certificates when they are issued (bill on issuance) or redeemed (bill on redemption). The Company records a liability for certificates billed on issuance as customer advances. Revenue related to customer advances is recognized when the Company's obligations associated with the certificate have been fulfilled. Revenues related to certificates that are billed on redemption are recognized when the merchandise is shipped to the participant. Revenues are recognized from printing and administration based upon the percentage of completion of the related program.

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

     Revenue Recognition, Continued
     ------------------------------
     Amounts reported as customer advances are subject to change due to estimates made by management related to the ultimate obligation associated with the unredeemed prepaid certificates. Estimates are based upon historical trends of issued and redeemed certificates. Due to uncertainties inherent in the estimation process, it is reasonably possible that changes could occur in the near term which could materially affect the estimated obligation.


 2.  BUSINESS COMBINATIONS:

       LaCrosse Travel and Tours, Inc.
       -------------------------------
       In December 1995, the Company purchased 100% of the outstanding common stock of LaCrosse Travel and Tours, Inc. (LTT) for $27,582. The acquisition was accounted for under the purchase method of accounting. The results of operations of LTT for the period January 1, 1996 to April 30, 1996 are included in the consolidated financial statements.

       P. E. Aussem Acquisition
       ------------------------
       In November 1996, the Company purchased 100% of the outstanding common stock of P.E. Aussem Company for $60,000. The acquisition will be accounted for under the purchase method of accounting.

       Ambassadors International, Inc.
       -------------------------------
       In December 1996, 100% of the outstanding common stock of the Company was sold to Ambassadors Performance Improvement, Inc., a wholly owned subsidiary of Ambassador International, Inc.
       (AII) for $1,250,000 and 138,857 shares of AII's common stock. AII is a publicly traded company that organizes, markets and operates international travel programs and also engages in corporate incentive travel programs.

3. INVESTMENTS:

   The amortized cost and carrying value of the Company's investments are as follows:

                                   Amortized   Unrealized  Unrealized  Carrying
                                   Cost        Gains       Losses      Value
                                   ----------  ----------  ----------  ----------
     Debt and equity securities:
       Fixed income securities     $  752,546  $    8,182  $  (13,584) $  747,144
       Equity securities              380,412     126,847      (6,089)    501,170
                                   ----------  ----------  ----------  ----------
                                   $1,132,958  $  135,029  $  (19,673)  1,248,314
                                   ==========  ==========  ==========
     Limited partnership investment
       ($1,033,374 estimated market
       value)                      $  826,721                             826,721
                                   ==========                          ----------
         Total investments                                             $2,075,035
                                                                       ==========

   The Company has restrictions as to the timing and amount of the limited partnership investment which can be liquidated. Subsequent to April 30, 1996, the Company liquidated its entire investment in the limited partnership for an amount in excess of its cost.

   The amortized cost and estimated market value of fixed income securities at April 30, 1996, by contractual maturity, are shown below. Actual maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                           Estimated
                                               Amortized   Market
                                               Cost        Value
                                               ---------   ---------
     Due in one year or less                   $ 220,815   $ 220,815
     Due after one year through five years       344,390     347,516
     Due after five years                        187,341     178,813
                                               ---------   ---------
                                               $ 752,546   $ 747,144
                                               =========   =========

   Gross gains of $57,843 and gross losses of $26,683 were realized from the sale of investments during the year ended April 30, 1996.

4. PROPERTY AND EQUIPMENT:

   Property and equipment consist of the following:

     Office equipment                                               $ 582,207
     Vehicles                                                          69,815
     Leasehold improvements                                            37,936
                                                                    ---------
                                                                      689,958
     Less accumulated depreciation and amortization                  (448,962)
                                                                    ---------
                                                                    $ 240,996
                                                                    =========


5. NOTES PAYABLE:

     Lines of Credit
     ---------------
     The Company had a $500,000 line-of-credit agreement with a bank, which expired in September 1996 and was not renewed. The line of credit bore interest at the prime rate (8.25% at April 30, 1996) and was collateralized by all corporate assets. The Company had no borrowings under the line-of-credit agreement at April 30, 1996.

     The Company had a $40,000 line-of-credit agreement with a bank, which can be terminated by either party at any time. The line of credit bore interest at 3.00% above the prime rate (11.25% at April 30, 1996) and was unsecured. The Company had $40,000 outstanding under the line-of-credit agreement at April 30, 1996. Subsequent to April 30, 1996, all amounts outstanding under the line-of-credit agreement were repaid and the agreement was not renewed.

     Letters of Credit
     -----------------
     The Company had two unused letters of credit totaling $51,000, which expired in June 1996. The letters of credit were required for the Company's transactions with the Airlines Reporting Corporation. One of these letters of credit for $31,000 was renewed until June 1997.

     Note Payable
     ------------
     In December 1995, the Company entered into an agreement with a stockholder/employee to purchase 5,050 shares of the stockholder's common stock for a purchase price of $134,684. Of the purchase price, $6,735 was paid at closing and a promissory note was issued for the remaining $127,949. At April 30, 1996, the outstanding balance of the note was $126,357. The note bore interest at 6.58% per annum and was payable in seven monthly principal and interest installments of $1,120 through August 5, 1996, at which time the remaining principal balance, plus any accrued interest, was due in full.

     In September 1996, the Company settled a lawsuit with the former stockholder regarding his breach of a non-compete agreement. The settlement required the Company to pay $66,250 in full satisfaction of the $126,357 note payable. Also, the Company was required to redeem the former stockholder's vested account balance of $237,591 under the Company's Employee Stock Ownership Plan (ESOP). The Company received $38,750 from the stockholder's current employer as additional consideration for the Company's agreement to the above.


6. INCOME TAXES:

   The income tax provision (benefit) is different from the amount which would be provided by applying the federal statutory rate to the Company's loss before income taxes as follows:

                                               Amount      %
                                               ---------   --------
     Computed statutory benefit                $(130,597)  (34.00)%
     Nondeductible meals and entertainment
       expenses                                    9,940     2.58
     Dividend received deductions                 (1,888)   (0.49)
     Nontaxable interest income                   (7,958)   (2.07)
     Benefit from utilization of state net
       operating losses                          (24,823)   (6.46)
     Other                                        (2,053)   (0.53)
                                               ---------   ------
                                               $(157,379)  (40.97)%
                                               =========   ======

   At April 30, 1996, the Company had a state net operating loss carryforward of $315,000 that may be offset against future taxable income. The carryforward expires beyond the year 2000.

   The income tax benefit for the year ended April 30, 1996 is summarized as follows:

     Current:
       Federal                                                     $(106,987)
       State                                                          (1,410)
                                                                   ---------
         Total current                                              (108,397)
                                                                   ---------
     Deferred:
       Federal                                                      (25,569)
       State                                                        (23,413)
                                                                   ---------
         Total deferred                                              (48,982)
                                                                   ---------
                                                                   $(157,379)
                                                                   =========

   Deferred income taxes reflect the impact of temporary differences between amounts of assets and liabilities for financial reporting purposes and such amounts as measured by tax laws. The tax effects of the primary temporary differences giving rise to the Company's deferred tax assets and liabilities at April 30, 1996 are as follows:

                                 Assets     Liabilities   Total
                                 ---------  -----------   ---------
     Customer advances                      $(274,531)    $(274,531)
     Property and equipment                    (4,414)       (4,414)
     Accrued vacation            $  19,779                   19,779
     Other accrued liabilities       1,030                    1,030
     Unrealized gain on
       investments                            (46,142)      (46,142)
     State net operating losses     18,900                   18,900
                                 ---------  ---------     ---------
                                 $  39,709  $(325,087)    $(285,378)
                                 =========  =========     =========

   The Company does not believe a valuation allowance is necessary to reduce the deferred tax assets as these assets will more likely than not be realized through the future reversal of temporary taxable items. Although realization is not assured, management believes it is more likely than not that all of the deferred tax asset will be utilized.


7. COMMITMENTS:

     Employment Agreements
     ---------------------
     The Company has entered into employment agreements with various employees. The agreements specify compensation including a base salary, incentive and discretionary bonuses and other benefits. Some agreements contain provisions that, in the event of a merger, acquisition or sale which results in or materially contributes to the employee's loss of employment, the Company guarantees specific compensation for a twelve-month period following termination.

     Office Leases
     -------------
     The Company leases its principal office and warehouse facility under a noncancelable operating lease which expires in January 1999. The monthly base rent is $9,101. In addition, the Company is responsible for an allocable portion of the aggregate real estate taxes and lessor operating expenses incurred in the operation, repair and maintenance of the premises.

     The Company's subsidiary leases an office facility under a noncancelable lease which expires in August 1998. The monthly base rent is $2,200. In addition, the Company is responsible for utilities, personal property taxes, leasehold improvements and repair and maintenance of the premises.

     Total rent expense, including the additional costs for lessor operating expenses, was $194,356 for the year ended April 30, 1996.

   Future noncancelable lease commitments are as follows:

                  Year Ending
                  April 30,
                  -----------
                     1997                    $135,612
                     1998                     135,612
                     1999                      90,709
                                             --------
                                             $361,933
                                             ========

8. STOCKHOLDERS' EQUITY:

     Stock Ownership Plan
     --------------------
     The Company has an Employee Stock Ownership Plan (ESOP) covering all employees meeting minimum eligibility requirements. The ESOP originally purchased 51,000 shares of the Company's common stock with the proceeds of a $710,000 bank loan and a $141,177 promissory note to the Company. At April 30, 1996, 46,932 shares of the Company's common stock was held by the ESOP. The Company guaranteed repayment of the bank loan and was committed to make annual contributions to the ESOP to pay off the bank loan. Contributions to the ESOP for debt repayments during fiscal 1996 were $74,214, of which $2,705 represented interest. During fiscal 1996, the loan was repaid in full.

     As of April 30, 1996, all shares held by the ESOP were allocated to participants in the ESOP. The Company is obligated to repurchase these shares at their fair value. For the year ended April 30, 1996, an independent appraiser determined fair value of the stock to be $27.90 per share.

     Stock Options
     -------------
     The Company and a major stockholder have entered into stock option agreements with certain key employees whereby the employees have an option to purchase up to 11,930 shares of stock from the Company and/or the selling stockholder at the last valuation price. The options vest through May 2001. As of April 30, 1996, no options were exercisable under these agreements. Prior to December 31, 1996, 2,785 of these options were exercised.

     Repurchase Agreement
     --------------------
     The Company has an agreement with certain stockholders whereby the Company would be required to purchase the common shares of such stockholders upon the occurrence of certain qualifying events which are primarily related to death or termination of active employment with the Company. The redemption value is determined annually based upon an independent appraisal and the payout periods vary based upon the reason for termination. The Company carries term insurance coverage to fund a majority of the redemption cost.

     These agreements were canceled as part of the acquisition of the Company by AII in December 1996 (see Note 2).


9. RESTATEMENT OF FINANCIAL INFORMATION:

   The Company's financial statements as of April 30, 1996 and 1995 and for the year ended April 30, 1996 have been restated to correct for errors due to the misapplication of accounting principles. The impact of these adjustments on the Company's financial statements as previously reported is summarized below:

                                         Unrealized      Retained Earnings
                                         Gain on         at April 30,
                             1996        Investments at  ----------------------
                             Net Loss    April 30, 1996  1996        1995
                             ----------  --------------  ----------  ----------
     As previously reported  $ (229,917)   $  194,010    $1,102,795  $1,496,100
     Adjustments:
       Advances from
         customers              (34,217)                    398,110     432,327
       Limited partnership
         investment                          (206,654)
       Other                      18,116                   (106,808)   (124,924)
       Income tax effect of
         adjustments              19,286       81,858        19,286
                              ----------   ----------    ----------  ----------
     As restated              $ (226,732)  $   69,214    $1,413,383  $1,803,503
                              ==========   ==========    ==========  ==========

                                                           EXHIBIT 99.2
                                                           ------------



CONDENSED PRO FORMA COMBINED FINANCIAL INFORMATION


The following condensed pro forma combined balance sheet and condensed pro forma combined statement of operations collectively, the "Pro Forma Financial Statements" were prepared by Ambassadors International, Inc. ("Ambassadors") to illustrate the estimated effects of the business combination to be accounted for as a purchase under generally accepted accounting principles. Accordingly, the financial information of Ambassadors and Bitterman & Associates, Inc. ("BAI") has been combined as if the acquisition occurred on January 1, 1996 for purposes of the condensed pro forma combined statement of operations, and as of December 31, 1996, for purposes of the condensed pro forma combined balance sheet. There are no differences between Ambassadors' and BAI's accounting policies which are expected to have a material impact on the pro forma combined financial statements. The Pro Forma Financial Statements do not purport to represent what the combined financial position or results of operations would have been if the combination had occurred at the beginning of the period or to project the combined financial position or results of operations for any future date or period.

The Pro Forma Financial Statements should be read in conjunction with the historical consolidated financial statements, including the notes thereto, of Ambassadors, which are included in Ambassadors' Form 10-KSB for the year ended December 31, 1995 and Ambassadors' Forms 10-QSB for the quarters ended March 31, June 30 and September 30, 1996 and of BAI, which are included elsewhere in this document.

The Pro Forma Financial Statements are presented utilizing the purchase method of accounting whereby the excess of the total purchase price over the fair value of the assets acquired and liabilities assumed of BAI is recorded as goodwill. The combined pro forma results of operations presented herein are not necessarily indicative of the future results of operations.

Condensed Pro Forma Combined Balance Sheet
December 31, 1996

                             Ambassadors    BAI          Pro Forma         Pro Forma
                             Historical(4)  Historical   Adjustments       Combined
                             -------------  -----------  -----------       -----------
ASSETS:
 Cash and cash equivalents    $18,558,392   $ 1,118,083  $(1,340,042) (1)  $18,336,433
 Investments                            -       571,702       18,409  (3)      590,111
 Accounts receivable              125,888     1,343,165                      1,469,053
 Inventory                              -       157,234                        157,234
 Prepaid program costs and
   expenses                       814,751       545,199                      1,359,950
 Deferred income taxes             31,602        (7,018)                        24,584
 Other assets                       3,218         9,674                         12,892
                              -----------   -----------  -----------       -----------
     Total current assets      19,533,851     3,738,039   (1,321,633)       21,950,257

Property and equipment, net     1,368,592       206,894                      1,575,486
Investment in joint venture       262,500             -                        262,500
Goodwill                          989,826       356,402    1,991,996 (2)     3,338,224
Covenant-not-to-compete           105,791             -                        105,791
Other assets                       36,792             -                         36,792
                              -----------   -----------  -----------       -----------
     Total assets             $22,297,352   $ 4,301,335  $   670,363       $27,269,050
                              ===========   ===========  ===========       ===========

LIABILITIES:
 Accounts payable and
   accrued expenses             1,331,809       992,620      262,500 (3)     2,586,929
 Participants' deposits         5,138,772             -                      5,138,772
 Customer advances                      -     2,396,578                      2,396,578
 Notes payable                      6,146       195,000                        201,146
                              -----------   -----------  -----------       -----------
     Total current liabilities  6,476,727     3,584,198      262,500        10,323,425

 Deferred income taxes            163,044             -                        163,044
                              -----------   -----------  -----------       -----------
     Total liabilities          6,639,771     3,584,198      262,500        10,486,469

STOCKHOLDERS' EQUITY:
 Common stock                      66,150           909         (909) (1)       67,539
                                                               1,389  (1)
 Additional paid-in capital    12,501,668             -    1,123,611  (1)   13,625,279
 Retained earnings              3,089,763     1,134,770   (1,134,770) (1)    3,089,763
 Treasury stock                         -      (418,542)     418,542  (1)            -
                              -----------   -----------  -----------       -----------
     Total stockholders'
       equity                  15,657,581       717,137      407,863        16,782,581
                              -----------   -----------  -----------       -----------
     Total liabilities and
      stockholders' equity    $22,297,352   $ 4,301,335  $   670,363       $27,269,050
                              ===========   ===========  ===========       ===========

The accompanying notes are an integral part of this condensed pro forma combined balance sheet.

NOTES TO CONDENSED PRO FORMA COMBINED BALANCE SHEET

The following adjustments were made to reflect the combination of Ambassadors and BAI, as if it occurred December 31, 1996:


(1) All of the oustanding common stock of BAI was acquired for a total purchase price of $2,465,042, which includes $90,042 of costs related to the transaction.

(2) Goodwill was recorded for the excess of the purchase price over the fair value of the assets acquired and liabilities assumed of BAI.

(3) Purchase accounting adjustments were made to record investments at fair value and accrue severance and other reorganization costs assocated with the acquisition.

(4) Ambassadors' historical financial statements are presented excluding the effects of the business combination with BAI.

Condensed Pro Forma Combined Statement of Operations for the year ended December 31, 1996


                               Ambassadors  BAI          Pro Forma    Pro Forma
                               Historical   Historical   Adjustments  Combined
                               -----------  -----------  -----------  -----------
Revenue                        $18,843,422  $ 3,773,130               $22,616,552

Operating expenses:
 Selling and tour promotion      8,420,151    3,257,975                11,678,126
 General and administrative      5,769,874    1,205,004      132,800    7,107,678
                               -----------  -----------  -----------  -----------
                                14,190,025    4,462,979      132,800   18,785,804
                               -----------  -----------  -----------  -----------
Operating income (loss)          4,653,397     (689,849)    (132,800)   3,830,748

Other income (expense):
 Interest expense                   (1,515)                                (1,515)
 Interest and dividend income    1,079,855      223,741                 1,303,596
 Realized and unrealized gain
   (loss) on investments           290,253      257,024                   547,277
 Other, net                        (41,060)                               (41,060)
                               -----------  -----------  -----------  -----------
                                 1,327,533      480,765            -    1,808,298
                               -----------  -----------  -----------  -----------
Income before income taxes       5,980,930     (209,084)    (132,800)   5,639,046

Income tax provision (benefit)   2,034,395      (85,724)                1,948,671
                               -----------  -----------  -----------  -----------
Net income (loss)              $ 3,946,535  $  (123,360) $  (132,800) $ 3,690,375
                               ===========  ===========  ===========  ===========

Net income per share           $      0.60                            $      0.55
                               ===========                            ===========
Shares used in pro forma
 calculation                     6,618,454                              6,753,887
                               ===========                            ===========


The accompanying notes are an integral part of this condensed pro forma combined statement of operations.

NOTE TO CONDENSED PRO FORMA STATEMENT OF OPERATIONS

The condensed pro forma statement of operations for the year ended December 31, 1996 presents the pro forma effects on the historical financial statements of Ambassadors to reflect the 1996 operations of BAI and the amortization of goodwill associated with the BAI business combination on a straight-line basis over 15 years. Adjustments have been made to reflect the business combination as if it occurred at January 1, 1996. The combined pro forma results of operations presented herein are not necessarily indicative of the future results of operations of the combined companies.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

                                  AMBASSADORS INTERNATIONAL, INC.


Date:  March 10, 1997             /s/John A. Ueberroth
                                  -----------------------------------
                                  John A. Ueberroth, President